As filed with the Securities and Exchange Commission on November 17, 2011
Registration No. 333-157137

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 3 to Form S-3 Registration Statement

UNDER THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	45-2915089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1005 High House Road
Cary, North Carolina 27513-3586
(919) 460-7770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Carlton
President and Chief Executive Officer
Crescent Financial Bancshares, Inc.
1005 High House Road
Cary, North Carolina 27513-3586
(919) 460-7770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Todd H. Eveson, Esq.
Gaeta & Eveson, P.A.
700 Spring Forest Road, Suite 335
Raleigh, North Carolina 27609
Phone: (919) 845-2558
Fax: (919) 518-2146

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐        Large accelerated filer
☐        Accelerated filer
☐        Non-accelerated filer   (Do not check if a smaller reporting company)
☑        Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
See below (1)	NA	NA	NA	NA

(1)
No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-3 (File Nos. 333-157137). Therefore, no further registration fee is required.

Post-Effective Amendment No. 3 to Form S-3

EXPLANATORY STATEMENT

Reincorporation; Assumption of Registration Statement

This Post-Effective Amendment is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Amendment No. 3 to the registration statement on Form S-3 (File No. 333-157137) (the “Registration Statement”) by Crescent Financial Corporation, a North Carolina corporation (“Crescent”) and the predecessor of Crescent Financial Bancshares, Inc., a Delaware corporation (the “Registrant”). The Registrant succeeded to the interests of Crescent following a reincorporation effected pursuant to an Agreement and Plan of Merger, dated as of May 2, 2011 (the “Merger Agreement”), between the Registrant and Crescent. The Merger Agreement provided for, among other things, the merger of Crescent with and into the Registrant, a wholly owned subsidiary of Crescent (the “Merger”). The Merger Agreement was approved by the shareholders of Crescent at a special meeting of shareholders on June 7, 2011, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a result of the Merger, upon the effective date of the Merger, each outstanding share of Crescent common stock, $1.00 par value, was automatically converted into one share of common stock, $0.001 par value, of the Registrant. Immediately prior to the consummation of the Merger, the Registrant had nominal assets and liabilities.

 In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 3, the Registrant, as successor issuer to Crescent, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. The applicable registration fees were paid at the time of the original filing of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to limit the personal liability of its directors for monetary damages arising from any breach of fiduciary duties to the corporation or its stockholders, provided that such a provision may not limit liability for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) any transaction in which the director received an improper personal benefit. A provision limiting liability also may not limit a director’s liability for acts or omissions that occurred prior to the provision’s effective date. Article Six of the Registrant’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the Registrant’s directors to the fullest extent permitted by Delaware law.

Section 145 of the DGCL empowers a corporation to indemnify any person serving as a director, officer, employee, or agent of the corporation who has been named or threatened to be named a party to a proceeding because (i) that person is or was acting in that capacity or (ii) is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. In addition, the DGCL authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees, and agents regardless of whether the corporation would have the power to indemnify against the liability covered by the policy. Delaware law also permits a corporation to provide indemnification in its Certificate of Incorporation or Bylaws in excess of that provided by statute. Article XI, Section 11.1, of the Registrant’s Amended and Restated Bylaws provides for indemnification of its officers and directors to the fullest extent permitted by Delaware law.

To the extent that a present or former director or officer was successful in his or her defense, the DGCL also permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred. Payment of expenses is permitted provided there is a determination that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance under the DGCL if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Article XI, Section 11.2, of the Registrant’s Amended and Restated Bylaws provides for such prepayment of expenses to the fullest extent permitted by Delaware law.

Item 16. Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger between Crescent Financial Corporation, a North Carolina corporation, and Crescent Financial Bancshares, Inc., a Delaware corporation, dated as of May 2, 2011 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2011, and incorporated herein by reference).

4.1
Amended and Restated Certificate of Incorporation of Crescent Financial Bancshares, Inc., a Delaware corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2011, and incorporated herein by reference).

4.2
Amended and Restated Bylaws of Crescent Financial Bancshares, Inc., a Delaware corporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 16, 2011, and incorporated herein by reference).

4.3
 Letter Agreement, dated as of January 9, 2009, between Crescent Financial Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to Crescent’s Current Report on Form 8-K filed on January 14, 2009, and incorporated herein by reference).

4.4
Warrant, dated January 9, 2009, to purchase 833,705 shares of Crescent’s common stock, $1.00 par value per share (filed as Exhibit 4.1 to Crescent’s Current Report on Form 8-K filed on January 14, 2009, and incorporated herein by reference).

5.1	Opinion of Bryan Cave, LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Dixon Hughes Goodman LLP, independent registered public accounting firm for Crescent Financial Bancshares, Inc. (filed herewith).

23.2	Consent of Bryan Cave LLP (contained in the opinion filed herewith as Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

Item 17.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:   The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, North Carolina, on this 17th  day of November, 2011.

CRESCENT FINANCIAL BANCSHARES, INC.

By		/s/ Michael G. Carlton
	Name:	Michael G. Carlton
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on November 17, 2011.

SIGNATURE	CAPACITY

/s/ Michael G. Carlton Michael G. Carlton	Director, President and Chief Executive Officer

/s/ Brent D. Barringer * Brent D. Barringer	Director

/s/ William H. Cameron * William H. Cameron	Director

/s/ James A. Lucas, Jr. * James A. Lucas	Director

/s/ Kenneth A. Lucas * Kenneth A. Lucas	Director

/s/ Charles A. Paul, III * Charles A. Paul	Director

/s/ Francis R. Quis, Jr. * Francis R. Quis, Jr.	Director

/s/ Jon S. Rufty * Jon S. Rufty	Director

/s/ Stephen K. Zaytoun * Stephen K. Zaytoun	Director

/s/ Bruce W. Elder * Bruce W. Elder	Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)

* By:	/s/ Michael G. Carlton
Michael G. Carlton
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger between Crescent Financial Corporation, a North Carolina corporation, and Crescent Financial Bancshares, Inc., a Delaware corporation, dated as of May 2, 2011 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2011, and incorporated herein by reference).

4.1
Certificate of Incorporation of Crescent Financial Bancshares, Inc., a Delaware corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2011, and incorporated herein by reference).

4.2
Amended and Restated Bylaws of Crescent Financial Bancshares, Inc., a Delaware corporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 16, 2011, and incorporated herein by reference).

4.3
 Letter Agreement, dated as of January 9, 2009, between Crescent Financial Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to Crescent’s Current Report on Form 8-K filed on January 14, 2009, and incorporated herein by reference).

4.4
Warrant, dated January 9, 2009, to purchase 833,705 shares of Crescent’s common stock, $1.00 par value per share (filed as Exhibit 4.1 to Crescent’s Current Report on Form 8-K filed on January 14, 2009, and incorporated herein by reference).

5.1	Opinion of Bryan Cave, LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Dixon Hughes Goodman LLP, independent registered public accounting firm for Crescent Financial Bancshares, Inc. (filed herewith).

23.2	Consent of Bryan Cave LLP (contained in the opinion filed herewith as Exhibit 5.1).

24.1	Power of Attorney (filed herewith).